Exhibit 99.1

Ares Commercial Real Estate Corporation Hires New Chief Financial Officer

Tae-Sik Yoon Replaces Richard Davis Who Served As Interim CFO

CHICAGO, IL —July 9, 2012 —Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that it has hired Tae-Sik Yoon as its new Chief Financial Officer, replacing Richard Davis, who served in the same capacity on an interim basis.  Mr. Yoon has more than 19 years of commercial real estate finance, investment banking and legal experience with private and public companies.  Most recently, Mr. Yoon served as Senior Vice President of Akridge, a privately held commercial real estate investment and services company, where he was responsible for its capital markets activities, including the development of funds, joint ventures and capital relationships.  Prior to that, Mr. Yoon held various positions at J.E. Robert Company, Inc. and its affiliates, including as Managing Director and Chief Financial Officer, and was involved in the formation and management of several real estate private equity funds, a public commercial mortgage real estate investment trust (JER Investors Trust Inc.) and the firm’s operating platforms in the U.S. and abroad.  Mr. Yoon also served in the real estate investment banking group at Morgan Stanley & Company and was an attorney at the law firm of Williams & Connolly LLP.

Mr. Davis has been the Chief Financial Officer of Ares Commercial Real Estate Corporation since its formation in September of 2011, while also serving as Chief Operating Officer of Ares Management LLC, an affiliate of the external adviser to Ares Commercial Real Estate Corporation.  Mr. Davis will continue to serve as an officer of Ares Commercial Real Estate Management LLC, Ares Commercial Real Estate Corporation’s external adviser. Mr. Yoon will report to John Bartling, Ares Commercial Real Estate Corporation’s Chief Executive Officer.

“The entire management team and I would like to thank Rick for his significant contributions to the formation and successful initial public offering of our company and for his continued involvement as an officer of our adviser,” said John Bartling, Chief Executive Officer of Ares Commercial Real Estate Corporation.  “Tae-Sik brings a wealth of commercial real estate finance and capital markets experience with both private and public companies.  His dynamic personality, global experience, and keen commercial real estate market insight make him an excellent cultural and strategic fit with our company,” added Mr. Bartling.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $52 billion in committed capital under management as of April 30, 2012.  For more information, please visit our website at arescre.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Contact:

Ares Commercial Real Estate Corporation
Carl Drake

(404) 814-5204

cdrake@aresmgmt.com